CUSIP NO. 205908106	SCHEDULE 13D
Exhibit A
JOINT FILING UNDERTAKING
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Signature Block

BOSTON AVENUE CAPITAL, LLC

/s/ Charles M. Gillman By: Charles M. Gillman, Manager

YORKTOWN AVENUE CAPITAL, LLC

/s/ Charles M. Gillman By: Charles M. Gillman, Manager

VALUE FUND ADVISORS, LLC

/s/ Charles M. Gillman By: Charles M. Gillman, Manager

/s/ Charles M. Gillman Charles M. Gillman

HERBERT & ROSELINE GUSSMAN FOUNDATION

/s/ Barbara G. Heyman Barbara G. Heyman, Trustee